Exhibit 99.1

Investor Relations Contact

Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact

Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Fourth Quarter and Fiscal 2009 Results

Company Sees Signs of Increased Demand

SAN JOSE, Calif. — Dec. 15, 2009 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its fourth quarter and fiscal year ended Nov. 27, 2009.

In the fourth quarter of fiscal 2009, Adobe achieved revenue of $757.3 million, compared to $915.3 million reported for the fourth quarter of fiscal 2008 and $697.5 million reported in the third quarter of fiscal 2009.  Fourth quarter fiscal 2009 results include the impact of the Company’s acquisition of Omniture, Inc.

“We experienced an improvement in customer demand for our products in Q4,” said Shantanu Narayen, president and CEO of Adobe.  “We believe the investments we have made in the past year, and the new products we will deliver in the coming year, will drive top line growth as the economy improves.”

Fourth Quarter Fiscal 2009 GAAP Results

Included in Adobe’s fourth quarter results was revenue of $26.3 million as a result of the close of the acquisition of Omniture on Oct. 23, 2009.  In accordance with business combination accounting guidelines, $8.3 million of Omniture deferred revenue was excluded from Adobe’s fourth quarter results and Adobe will not recognize this revenue going forward.

GAAP operating income was $153.6 million in the fourth quarter of fiscal 2009, compared to $273.2 million in the fourth quarter of fiscal 2008 and $167.6 million in the third quarter of fiscal 2009.  As a percent of revenue, GAAP operating income in the fourth quarter of fiscal 2009 was 20.3 percent, compared to 29.8 percent in the fourth quarter of fiscal 2008 and 24.0 percent in the third quarter of fiscal 2009.

For the fourth quarter of fiscal 2009, GAAP net loss was $32.0 million, compared to net income of $245.9 million reported in the fourth quarter of fiscal 2008 and net income of $136.0 million in the third quarter of fiscal 2009.

GAAP diluted loss per share for the fourth quarter of fiscal 2009 was $0.06, based on 532.0 million weighted average shares. This compares with GAAP diluted earnings per share of $0.46 reported in the fourth quarter of fiscal 2008 based on

534.9 million weighted average shares, and GAAP diluted earnings per share of $0.26 reported in the third quarter of fiscal 2009 based on 531.8 million weighted average shares.

Fourth Quarter Fiscal 2009 Non-GAAP Results

Adobe’s non-GAAP operating income was $265.2 million in the fourth quarter of fiscal 2009, compared to $374.9 million in the fourth quarter of fiscal 2008 and $237.1 million in the third quarter of fiscal 2009.  As a percent of revenue, non-GAAP operating income in the fourth quarter of fiscal 2009 was 35.0 percent, compared to 41.0 percent in the fourth quarter of fiscal 2008 and 34.0 percent in the third quarter of fiscal 2009.

Non-GAAP net income was $206.8 million for the fourth quarter of fiscal 2009, compared to $320.9 million in the fourth quarter of fiscal 2008 and $186.1 million in the third quarter of fiscal 2009.

Non-GAAP diluted earnings per share for the fourth quarter of fiscal 2009 were $0.39.  This compares with non-GAAP diluted earnings per share of $0.60 reported in the fourth quarter of fiscal 2008 and non-GAAP diluted earnings per share of $0.35 reported in the third quarter of fiscal 2009.

Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Fiscal Year 2009 Results

In fiscal year 2009, Adobe achieved revenue of $2.946 billion, compared to $3.580 billion in fiscal 2008.  Adobe’s fiscal 2009 results include the impact of the Company’s acquisition of Omniture, Inc., which contributed revenue of $26.3 million in the fourth quarter.  Excluded from Adobe’s fiscal 2009 results is Omniture deferred revenue of $8.3 million, pursuant to business combination accounting guidelines, as noted previously.

Adobe’s annual GAAP operating income in fiscal 2009 was $690.5 million, compared to $1.028 billion in fiscal 2008.  GAAP operating margin was 23.4% in fiscal 2009, compared to 28.7% in fiscal 2008.

GAAP net income was $386.5 million in fiscal 2009, compared to $871.8 million in fiscal 2008.  Adobe’s annual non-GAAP net income was $814.7 million in fiscal 2009, compared to $1.136 billion in fiscal 2008.

GAAP diluted earnings per share for fiscal 2009 were $0.73, compared to $1.59 in fiscal 2008.  Non-GAAP diluted earnings per share for fiscal 2009 were $1.54, compared to $2.07 in fiscal 2008.

Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

First Quarter Fiscal 2010 Financial Targets

For the first quarter of fiscal 2010, Adobe is targeting revenue of $800 million to $850 million.  This first quarter target range includes estimated revenue of approximately $78 million to $83 million from the Company’s Omniture Business Unit, and excludes an estimated $14.7 million in Omniture first quarter deferred revenue pursuant to business combination accounting guidelines, as noted previously.

Adobe’s first quarter operating margin is targeted to be 19 percent to 21 percent on a GAAP basis, and 30 percent to 32 percent on a non-GAAP basis.  In addition, the Company is targeting its share count to be between 530 million and 532 million, and it is targeting non-operating other income to be a loss between $2 million and $4 million.  Adobe’s GAAP and non-GAAP tax rate is expected to be approximately 24 percent.

These targets lead to a first quarter diluted earnings per share target range of $0.21 to $0.25 on a GAAP basis, and an earnings per share target range of $0.34 to $0.39 on a non-GAAP basis.

Reconciliation between these GAAP and non-GAAP financial targets is provided at the end of this press release.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, operating margin, non-operating income, tax rate, share count, earnings per share and business momentum, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: the ongoing economic downturn and continued uncertainty in the financial markets and other adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, failure to develop, market and distribute new products and services or upgrades or enhancements to existing products and services that meet customer requirements, failure to realize the anticipated benefits of past or future acquisitions, including our acquisition of Omniture, and difficulty in integrating such acquisitions, introduction of new products, services and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, difficulty in predicting revenue from new businesses, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, or unauthorized use, disclosure or malicious attack, security vulnerabilities in our products and systems,  interruptions or delays in services from, security or privacy breaches, or failure in data collection from third-party service providers that host or deliver services, failure to manage Adobe’s sales and distribution channels effectively, disruption of Adobe’s business due to catastrophic events, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or intangible assets, changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, impairment of Adobe’s investment portfolio due to deterioration of the capital markets, market risks associated with Adobe’s equity investments, and interruptions or terminations in Adobe’s relationships with turnkey assemblers. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s Annual Report on Form 10-K for our fiscal year ended Nov. 27, 2009, which the Company expects to file in January 2010. Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information – anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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© 2009 Adobe Systems Incorporated. All rights reserved. Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	November 27, 2009	November 28, 2008	November 27, 2009	November 28, 2008

Revenue:
Products	$707,272	$864,466	$2,759,391	$3,396,542
Services and support	50,011	50,835	186,462	183,347
Total revenue	757,283	915,301	2,945,853	3,579,889

Cost of revenue:
Products	64,856	63,732	228,897	266,389
Services and support	17,468	22,706	67,835	96,241
Total cost of revenue	82,324	86,438	296,732	362,630

Gross profit	674,959	828,863	2,649,121	3,217,259

Operating expenses:
Research and development	137,852	153,148	565,141	662,057
Sales and marketing	257,883	275,942	981,903	1,089,341
General and administrative	74,287	80,128	298,749	337,291
Restructuring charges	25,394	29,428	41,260	32,053
Amortization of purchased intangibles and incomplete technology	25,901	17,024	71,555	68,246
Total operating expenses	521,317	555,670	1,958,608	2,188,988

Operating income	153,642	273,193	690,513	1,028,271

Non-operating income (expense):
Interest and other income, net	6,627	9,069	31,380	43,847
Interest expense	(1,535)	(1,992)	(3,407)	(10,019)
Investment gains (losses), net	1,478	(3,926)	(16,966)	16,409
Total non-operating income (expense), net	6,570	3,151	11,007	50,237

Income before income taxes	160,212	276,344	701,520	1,078,508
Provision for income taxes	192,255	30,427	315,012	206,694

Net (loss) income	$(32,043)	$245,917	$386,508	$871,814

Basic net (loss) income per share	$(0.06)	$0.47	$0.74	$1.62

Shares used in computing basic net (loss) income per share	523,530	528,803	524,470	539,373

Diluted net (loss) income per share	$(0.06)	$0.46	$0.73	$1.59

Shares used in computing diluted net (loss) income per share	531,961	534,896	530,610	548,553

Condensed Consolidated Balance Sheets

(In thousands, except per share data; unaudited)

	November 27,	November 28,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$999,487	$886,450
Short-term investments	904,986	1,132,752
Trade receivables, net of allowances for doubtful accounts of $15,225 and $4,128, respectively	410,879	467,234
Deferred income taxes	77,417	110,713
Prepaid expenses and other current assets	80,855	137,954
Total current assets	2,473,624	2,735,103

Property and equipment, net	388,132	313,037
Goodwill	3,468,171	2,134,730
Purchased and other intangibles, net	527,387	214,960
Investment in lease receivable	207,239	207,239
Other assets	191,266	216,529
Total assets	$7,255,819	$5,821,598

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$58,904	$55,840
Accrued expenses	419,646	399,969
Accrued restructuring	37,793	35,690
Income taxes payable	46,634	27,136
Deferred revenue	281,576	243,964
Total current liabilities	844,553	762,599

Long-term liabilities:
Debt	1,000,000	350,000
Deferred revenue	36,717	31,356
Accrued restructuring	6,921	6,214
Income taxes payable	223,528	123,182
Deferred income taxes	252,486	117,328
Other liabilities	27,464	20,565
Total liabilities	2,391,669	1,411,244

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,363,644	2,396,819
Retained earnings	5,299,913	4,913,406
Accumulated other comprehensive income	24,446	57,222
Treasury stock, at cost (78,177 and 74,723 shares, respectively), net of reissuances	(2,823,914)	(2,957,154)
Total stockholders’ equity	4,864,150	4,410,354
Total liabilities and stockholders’ equity	$7,255,819	$5,821,598

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	November 27, 2009	November 28, 2008
Cash flows from operating activities:
Net (loss) income	$(32,043)	$245,917
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization and accretion	85,037	69,732
Stock-based compensation expense, net of tax	71,124	33,133
Net investment (gains) losses	(1,685)	(7,687)
Changes in deferred revenue	11,984	42,716
Changes in operating assets and liabilities	119,402	(45,991)

Net cash provided by operating activities	253,819	337,820

Cash flows from investing activities:
Purchases of short-term investments, net of sales and maturities	517,679	(262,489)
Purchases of property and equipment	(34,933)	(23,311)
Purchases of long-term investments and other assets, net of sales	8,035	(9,293)
Acquisitions, net of cash acquired	(1,582,669)	(4,069)

Net cash used for investing activities	(1,091,888)	(299,162)

Cash flows from financing activities:
Purchases of treasury stock	—	(299,980)
Reissuances of treasury stock	57,347	17,711
Proceeds from borrowings under line of credit	650,000	350,000
Repayment of borrowings under line of credit	—	(350,000)
Repayment of acquired debt	(13,875)	—
Excess tax benefits from stock-based compensation	11,896	8,348

Net cash provided by (used for) financing activities	705,368	(273,921)

Effect of exchange rate changes on cash and cash equivalents	44	(12,550)
Net decrease in cash and cash equivalents	(132,657)	(247,813)
Cash and cash equivalents at beginning of period	1,132,144	1,134,263
Cash and cash equivalents at end of period	$999,487	$886,450

Non-GAAP Results

(In thousands, except per share data)

The following tables show Adobe’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended			Year Ended
	November 27, 2009	November 28, 2008	August 28, 2009	November 27, 2009	November 28, 2008

Operating income:

GAAP operating income	$153,642	$273,193	$167,602	$690,513	$1,028,271
Stock-based and deferred compensation expense	41,689	33,246	40,526	170,506	172,928
Restructuring charges	25,394	29,428	65	41,260	32,053
Amortization of purchased intangibles, incomplete technology and technology license arrangements	44,461	38,996	28,896	132,667	202,134
Non-GAAP operating income	$265,186	$374,863	$237,089	$1,034,946	$1,435,386

Net (loss) income:

GAAP net (loss) income	$(32,043)	$245,917	$136,045	$386,508	$871,814
Stock-based and deferred compensation expense	41,689	33,246	40,526	170,506	172,928
Restructuring charges	25,394	29,428	65	41,260	32,053
Amortization of purchased intangibles, incomplete technology and technology license arrangements	44,461	38,996	28,896	132,667	202,134
Resolution of an income tax audit	—	—	—	—	(20,712)
Investment (gains) losses	(1,478)	3,926	(607)	16,966	(16,409)
Income tax adjustments	128,740	(30,607)	(18,804)	66,764	(106,094)
Non-GAAP net income	$206,763	$320,906	$186,121	$814,671	$1,135,714

Diluted net (loss) income per share:

GAAP diluted net (loss) income per share	$(0.06)	$0.46	$0.26	$0.73	$1.59
Stock-based and deferred compensation expense	0.08	0.06	0.08	0.32	0.32
Restructuring charges	0.05	0.06	—	0.08	0.06
Amortization of purchased intangibles, incomplete technology and technology license arrangements	0.08	0.07	0.05	0.25	0.37
Resolution of an income tax audit	—	—	—	—	(0.04)
Investment (gain) loss	—	0.01	—	0.03	(0.03)
Income tax adjustments	0.24	(0.06)	(0.04)	0.13	(0.20)
Non-GAAP diluted net income per share	$0.39	$0.60	$0.35	$1.54	$2.07

Shares used in computing diluted net (loss) income per share	531,961	534,896	531,809	530,610	548,553

Non-GAAP Results (continued)

(In thousands)

	Three Months Ended			Year Ended
	November 27, 2009	November 28, 2008	August 28, 2009	November 27, 2009	November 28, 2008

Operating expenses:

GAAP operating expenses	$521,317	$555,670	$464,858	$1,958,608	$2,188,988
Stock-based and deferred compensation expense	(41,266)	(32,400)	(39,899)	(167,961)	(168,631)
Restructuring charges	(25,394)	(29,428)	(65)	(41,260)	(32,053)
Amortization of purchased intangibles, incomplete technology and technology license arrangements	(25,901)	(17,024)	(14,978)	(71,555)	(85,024)
Non-GAAP operating expenses	$428,756	$476,818	$409,916	$1,677,832	$1,903,280

	Three Months Ended			Year Ended
	November 27, 2009	November 28, 2008	August 28, 2009	November 27, 2009	November 28, 2008

GAAP operating margin	20.3%	29.8%	24.0%	23.4%	28.7%
Stock-based and deferred compensation expense	5.5	3.6	5.8	5.8	4.8
Restructuring charges	3.4	3.2	—	1.4	0.9
Amortization of purchased intangibles, incomplete technology and technology license arrangements	5.8	4.4	4.2	4.5	5.7
Non-GAAP operating margin	35.0%	41.0%	34.0%	35.1%	40.1%

		Three Months Ended
		November 27, 2009
Effective income tax rate:

GAAP effective income tax rate		120.0%
Stock-based and deferred compensation expense		(36.6)
Restructuring charges		(22.3)
Investment (gains)/losses		1.3
Amortization of purchased intangibles and incomplete technology		(38.9)
Non-GAAP effective income tax rate		23.5%

First Quarter and Fiscal Year 2010 Non-GAAP Financial Targets

(In millions, except per share data)

The following tables show the Company’s first quarter and fiscal year 2010 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	First Quarter Fiscal 2010
	Low	High
Operating margin:

GAAP operating margin	19.0%	21.0%
Stock-based and deferred compensation expense	7.0	7.3
Restructuring Charges	1.6	1.6
Amortization of purchased intangibles	2.4	2.1
Non-GAAP operating margin	30.0%	32.0%

	First Quarter Fiscal 2010
	Low	High
Diluted net income per share:

GAAP diluted net income per share	$0.21	$0.25
Stock-based and deferred compensation expense	0.11	0.12
Restructuring Charges	0.02	0.03
Amortization of purchased intangibles	0.04	0.03
Income tax adjustments	(0.04)	(0.04)
Non-GAAP diluted net income per share	$0.34	$0.39

Shares used in computing diluted net income per share	532.0	530.0

Fiscal 2010
Operating margin:

GAAP operating margin	24.0%
Stock-based and deferred compensation expense	7.0
Restructuring Charges	0.9
Amortization of purchased intangibles	2.1
Non-GAAP operating margin	34.0%

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the stock-based and deferred compensation impact, restructuring charges, amortization of purchased intangibles, incomplete technology and technology license arrangements, the resolution of an income tax audit, investment gains and losses, and the related tax impact of all of these items, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.